EXHIBIT 99.1
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                                 [COMPANY LOGO]


Company Contact:                                Investor Contact:
David S. Montoya                                Leanne Sievers
Chief Financial Officer                         Shelton Investor Relations
investors@wqni.com                              lsievers@sheltongroup.com
                                                (972) 239-5119 ext. 114


     WQN, Inc. Receives Notice Regarding Noncompliance With Nasdaq's Board
                               Composition Rules


Dallas - October 31, 2005 -- WQN, Inc. (Nasdaq: WQNI) announced today that on October 25, 2005, the Company received a notice from the Nasdaq Stock Market indicating that the Company no longer complies with Nasdaq Marketplace Rules 4350(c)(1), 4350(c)(3) and 4350(c)(4) (collectively, the "Rules"), which require a Nasdaq-listed company to have a majority of independent directors serving on its board, a compensation committee composed entirely of independent directors, and a nominating committee composed entirely of independent directors, respectively.

The Company's Board currently has seven members, three of which are considered independent under Nasdaq's corporate governance standards. Nasdaq has requested that the Company provide Nasdaq, on or before November 9, 2005, with a specific plan and timetable to achieve compliance with the Rules.

The Board has replaced Mr. Denton Jones, who had previously qualified as an independent director, with Mr. Hal Bibee on the nominating and compensation committees effective October 31, 2005. Mr. Bibee is considered independent under Nasdaq's corporate governance standards. Mr. Jones will remain as a Board member. As a result of these replacements, the Company should again be in compliance with the nominating and compensation committee independence requirements.

The Board will submit a plan and timetable to Nasdaq on or before November 9, 2005, as requested indicating how it intends to bring the entire Board back into compliance with the majority independent director requirement. The Board has initiated a search for two new independent directors and intends to appoint such additional independent directors as soon as possible, and it is committed to taking all necessary steps to regain compliance with Nasdaq's corporate governance standards as quickly as possible.

About WQN, Inc.

WQN, Inc. (Nasdaq: WQNI - News) is a diversified operating company targeting small to middle market growth-oriented companies primarily focused in the financial services, technology/telecommunications, business services and business distribution and real estate industries. Management seeks to make both controlling and minority investments into companies. The Company is headquartered in Dallas, Texas and has offices in New York, New York. For more information about WQN, Inc., please visit the company's Web site at http://www.wqn.com.

Notice Regarding Forward-Looking Statements

This release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and, as a result, should be considered subject to the many uncertainties that exist in WQN, Inc.'s operations and business environment. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate," or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are numerous risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. WQN, Inc.'s future business plans, prospects and objectives may change as a result of, or be impacted by, a number of factors. Such factors include, but are not limited to: WQN, Inc.'s expansion and acquisition strategy, the availability, impact and performance of operations and investments that WQN, Inc. has made or intends to make, and general economic and business conditions, including economic and business conditions in those areas in which WQN, Inc. plans to invest and operate. These risk factors and additional information are included in WQN, Inc.'s filings with the Securities and Exchange Commission.

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All forward-looking statements included in this document are based upon information available to WQN, Inc. as of the date hereof, and WQN, Inc. assumes no obligation to update any such forward-looking statement thus the reader should not assume that silence by WQN, Inc. and its management over time means that actual events are bearing out as estimated in such forward-looking statements.